Exhibit 99.1

Fremont Michigan InsuraCorp Agrees to be Acquired by

Auto Club Insurance Association

Fremont, Mich., and Dearborn, Mich. — April 18, 2011—Fremont Michigan InsuraCorp, Inc. (OTCQB:FMMH), a Michigan-exclusive property and casualty insurer, and Auto Club Insurance Association (ACIA), a Michigan-domiciled reciprocal inter-insurance exchange, today announced that they have entered into a definitive merger agreement. Under the terms of the agreement, ACIA will acquire all of the outstanding shares of Fremont for $36.15 per share in cash, for an aggregate purchase price of approximately $67.7 million.

The $36.15 per share purchase price represents a premium of approximately 35% over the $26.75 per share closing price of FMMH on April 15, 2011, the last trading day prior to today’s announcement. The purchase price equals approximately 1.4 times the GAAP book value of Fremont at Dec. 31, 2010.

Richard E. Dunning, President and CEO of Fremont, said, “This transaction delivers significant value to our shareholders. Additionally, I see this as a positive transaction for our agents, employees and the Fremont community as ACIA plans to maintain Fremont’s franchise and our Fremont, Mich. executive offices, and work with Fremont to increase its independent agency distribution in the state of Michigan and surrounding states. With an A.M. Best Financial Strength Rating of “A” (Excellent), ACIA is one of the most respected insurance companies in Michigan, and our current and future insureds will benefit from the added financial strength and products ACIA is able to provide. I would like to recognize our agents and employees for their dedication and commitment to Fremont, as they are the driving force behind the ongoing success of our company.”

Charles H. Podowski, President and CEO of ACIA, said, “Fremont is a highly regarded brand that enjoys strong connectivity to its independent agents and has a deep commitment to serving its local community. It is a high performing and well-run company, with a sound management team and values similar in many ways to our own. The breadth of Fremont’s product offerings, distribution of business in the western and northern parts of Michigan, long-standing relationships with independent agencies, and robust financial performance will immediately benefit the enterprise. As has been the case with each of our acquisitions, we are confident this transaction will provide longer-term opportunities and possibilities for our business.”

The Board of Directors of Fremont has determined the transaction to be in the best interest of Fremont’s shareholders, unanimously approving the proposed transaction and recommending that Fremont’s shareholders vote to approve the merger. The Board of Governors of ACIA also voted in support of the merger. The transaction is subject to customary closing conditions, including the receipt of regulatory approvals, and approval by a majority of Fremont’s shareholders. There is no financing condition and the purchase price will be made with ACIA’s available cash. The transaction is expected to close in the third quarter of 2011.

Sardar Biglari, Chairman and CEO of Biglari Holdings Inc., holder of approximately 9.7% of the stock of Fremont, voiced support for the transaction, saying “I have enjoyed working with Fremont’s Chairman of the Special Committee in our effort to realize the full value of Fremont’s shares. The merger with ACIA represents a victory for all Fremont stockholders. We applaud the Committee’s efforts.”

Certain other stockholders representing approximately 16% of Fremont’s stock, including Mitchell Partners, L.P., holder of approximately 9.9% of Fremont’s stock, have signed a shareholders agreement committing to vote their shares in favor of the transaction, subject to the terms of the shareholders agreement.

Given the Special Meeting of Shareholders that will be called in the near future, the Board of Directors of Fremont has decided to delay the 2011 Annual Meeting of Shareholders usually held in May. Shareholders will be provided a Notice of the Special Meeting along with proxy materials when the date is set.

Fremont filed its Annual Report on Form 10-K for the year ending Dec. 31, 2010 with the Securities and Exchange Commission (SEC) on March 30, 2011. Investors and security holders may access the Form 10-K document at the SEC’s website, www.sec.gov. In addition, investors and security holders may access a link to Fremont’s SEC filings at the Company’s website, www.fmic.com. Shareholders may request a printed copy of the Form 10-K document by sending a written request to Fremont.

Philo Smith Capital Corporation served as financial advisor to Fremont and Sherman & Company Holdings, formerly known as LMCCapital LLC, served as financial advisor to ACIA on this transaction. Honigman Miller Schwartz & Cohn LLP and Foster Swift Collins & Smith PC provided legal advice to Fremont. Locke Lord Bissell & Liddell LLP provided legal advice to ACIA.

About Fremont Michigan InsuraCorp, Inc.

Fremont Michigan InsuraCorp, Inc. is the holding company for Fremont Insurance Company. Headquartered in Fremont, Michigan, the company provides property and casualty insurance to individuals, farms and small businesses exclusively in Michigan. Trading in Fremont’s common stock is reported on the OTC Market (OTCQB) under the symbol “FMMH.”

About Auto Club Insurance Association

Auto Club Insurance Association and its affiliates offer a full range of personal lines insurance products and services. ACIA is an affiliate of AAA Auto Club Group, which provides membership, travel and financial services to more than 4.2 million members in Illinois, Indiana, Iowa, Michigan, Minnesota, Nebraska, North Dakota and Wisconsin.

Forward-Looking Statements

Certain of the statements contained herein (other than statements of historical facts) are forward-looking statements. Such forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and include estimates and assumptions related to economic, competitive and legislative developments. These forward-looking statements are subject to change and uncertainty that are, in many instances, beyond the company’s control and have been made based upon management’s expectations and beliefs concerning future developments and their potential effect on Fremont. For a list of factors which could affect Fremont’s results, see Fremont’s filings with the Securities and Exchange Commission, including “Item 1A. Risk Factors,” set forth in Fremont’s Annual Report on Form 10-K for the fiscal year ended Dec. 31, 2010. There can be no assurance that future developments will be in accordance with management’s expectations so that the effect of future developments on Fremont will be those anticipated by management. Factors that might cause such a difference include, without limitation, the possibility that the closing does not occur or is delayed, either due to the failure of closing conditions, including approval of the Company’s shareholders, the failure to obtain required regulatory approvals, or other reasons. Other factors not currently anticipated by management may also materially and adversely affect the closing of the merger transaction. Fremont does not undertake, and expressly disclaims any obligation, to update or alter its statements whether as a result of new information, future events or otherwise, except as required by applicable law.

Additional Information and Where to Find It

Fremont intends to file a proxy statement with the SEC in connection with shareholder approval of the proposed merger. Fremont’s officers and directors may be participants in the solicitation of proxies from Fremont shareholders with respect to the merger. Information about Fremont’s executive officers and directors, their ownership of Fremont common stock and their direct and indirect interests in the merger will be described in the preliminary and definitive proxy statements regarding the merger. The definitive proxy statement will be mailed to Fremont’s shareholders, who are urged to read the proxy statement and other relevant materials that are or may be filed with the SEC when they become available because they will contain important information about Fremont and the merger. Shareholders may obtain copies of these documents and other documents filed with the SEC at the SEC’s website, www.sec.gov, or at Fremont’s website, www.fmic.com.

Investor Contact:

Jeff Lambert or Jeff Tryka, CFA

Lambert, Edwards & Associates

616-233-0500

Media Contact:

Nancy Cain

Director, Media Relations

AAA Auto Club Group

1 Auto Club Drive

Dearborn, Michigan 48126

313-336-1514

3